UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 18, 2006

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Richmond Square, Suite 200, Providence, Rhode Island 02906

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(401) 454-2880

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT LIST
Stock Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
      On October 18, 2006, LIN Television Corporation, a Delaware corporation (“LIN”), and InterMedia Partners VII, L.P., a Delaware Limited Partnership (“InterMedia”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), providing, among other things, that LIN will sell and InterMedia will purchase all of the outstanding capital stock (the “Shares”) of WAPA America, Inc., a Delaware corporation, S&E Network, Inc., a Puerto Rico corporation, and LIN Television of San Juan, Inc., a Delaware corporation (the “Transaction”).
      The aggregate consideration paid by InterMedia to LIN for the Shares, which is subject to certain purchase price adjustments in accordance with provisions of the Purchase Agreement, will be $130 million in cash. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for both LIN and InterMedia.
      The proposed Transaction is expected to close during the first half of 2007, subject to customary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and the Communications Act of 1934 (“Communications Act”), and other customary conditions for similar transactions.
      The Purchase Agreement contains customary termination provisions, and in any event provides that it is terminable by LIN or InterMedia if the Transaction has not been consummated by October 18, 2007, except to the extent such failure to close is (i) the result of the terminating party’s failure to fulfill its obligations under the Purchase Agreement or (ii) is based on the failure to obtain the requisite approvals under the HSR Act or the Communications Act, in which case the termination date would be extended for an additional 180 days.
      The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1.
Item 8.01 Other Events
      On October 19, 2006, LIN issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the signing of the Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Stock Purchase Agreement, dated as of October 18, 2006, by and between LIN Television Corporation and InterMedia Partners VII, L.P.

99.1	Press Release dated October 19, 2006 announcing the signing of the transaction.

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SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: October 18, 2006	By:	/s/ William A. Cunningham

William A. Cunningham Vice President and Controller

LIN Television Corporation

Date: October 18, 2006	By:	/s/ William A. Cunningham

William A. Cunningham Vice President and Controller

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EXHIBIT LIST
2.1	Stock Purchase Agreement, dated as of October 18, 2006, by and between LIN Television Corporation and InterMedia Partners VII, L.P.

99.1	Press Release dated October 19, 2006 announcing the signing of the transaction.

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